Exhibit 99.1

Contact:	US Airways
Dan Cravens
480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS APRIL TRAFFIC RESULTS

TEMPE, Ariz. May 3, 2013 — US Airways Group, Inc. (NYSE: LCC) today announced April and year-to-date 2013 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.3 billion, up 4.4 percent versus April 2012. Mainline capacity was 6.3 billion available seat miles (ASMs), up 3.2 percent versus April 2012. Mainline passenger load factor was 84.0 percent for the month of April, up one point versus April 2012.

US Airways’ President Scott Kirby said, “Our April consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) decreased approximately four percent versus the same period last year. Despite the unpredictable operational challenges that were created by the sequester-related furloughs of Federal Aviation Administration employees, our 32,000 team members did an outstanding job of taking care of our customers. We are pleased that the situation is resolved and we have returned to a more normal operating environment.”

For the month of April, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation was 81.0 percent with a completion factor of 99.2 percent.

The following summarizes US Airways Group’s traffic results for the month and year-to-date ended April 30, 2013 and 2012, consisting of mainline-operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline

APRIL

	2013	2012	Change

Mainline Revenue Passenger Miles (000)
Domestic	4,001,425	3,751,563	6.7%
Atlantic	779,813	795,387	(2.0)%
Latin	488,882	501,062	(2.4)%

Total Mainline Revenue Passenger Miles	5,270,120	5,048,012	4.4%

Mainline Available Seat Miles (000)
Domestic	4,641,547	4,491,371	3.3%
Atlantic	1,034,076	998,257	3.6%
Latin	598,690	592,099	1.1%

Total Mainline Available Seat Miles	6,274,313	6,081,727	3.2%

Mainline Load Factor (%)
Domestic	86.2	83.5	2.7	pts
Atlantic	75.4	79.7	(4.3	)pts
Latin	81.7	84.6	(2.9	)pts

Total Mainline Load Factor	84.0	83.0	1.0	pts

Mainline Enplanements
Domestic	4,191,155	3,972,023	5.5%
Atlantic	189,378	197,734	(4.2)%
Latin	361,245	371,377	(2.7)%

Total Mainline Enplanements	4,741,778	4,541,134	4.4%

YEAR TO DATE

	2013	2012	Change

Mainline Revenue Passenger Miles (000)
Domestic	15,636,199	14,863,711	5.2%
Atlantic	2,551,875	2,594,744	(1.7)%
Latin	1,967,305	1,889,897	4.1%

Total Mainline Revenue Passenger Miles	20,155,379	19,348,352	4.2%

Mainline Available Seat Miles (000)
Domestic	18,344,163	17,783,519	3.2%
Atlantic	3,491,970	3,688,530	(5.3)%
Latin	2,399,576	2,328,151	3.1%

Total Mainline Available Seat Miles	24,235,709	23,800,200	1.8%

Mainline Load Factor (%)
Domestic	85.2	83.6	1.6	pts
Atlantic	73.1	70.3	2.8	pts
Latin	82.0	81.2	0.8	pts

Total Mainline Load Factor	83.2	81.3	1.9	pts

Mainline Enplanements
Domestic	16,192,846	15,805,417	2.5%
Atlantic	628,268	640,676	(1.9)%
Latin	1,430,691	1,381,314	3.6%

Total Mainline Enplanements	18,251,805	17,827,407	2.4%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)

APRIL

	2013	2012	Change

Express Revenue Passenger Miles (000)
Domestic	206,436	195,785	5.4%

Express Available Seat Miles (000)
Domestic	272,677	270,975	0.6%

Express Load Factor (%)
Domestic	75.7	72.3	3.4	pts

Express Enplanements
Domestic	696,646	667,001	4.4%

YEAR TO DATE

	2013	2012	Change

Express Revenue Passenger Miles (000)
Domestic	782,424	721,467	8.4%

Express Available Seat Miles (000)
Domestic	1,065,014	1,044,616	2.0%

Express Load Factor (%)
Domestic	73.5	69.1	4.4	pts

Express Enplanements
Domestic	2,610,724	2,496,603	4.6%

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.

APRIL

	2013	2012	Change

Consolidated Revenue Passenger Miles (000)
Domestic	4,207,861	3,947,348	6.6%
Atlantic	779,813	795,387	(2.0)%
Latin	488,882	501,062	(2.4)%

Total Consolidated Revenue Passenger Miles	5,476,556	5,243,797	4.4%

Consolidated Available Seat Miles (000)
Domestic	4,914,224	4,762,346	3.2%
Atlantic	1,034,076	998,257	3.6%
Latin	598,690	592,099	1.1%

Total Consolidated Available Seat Miles	6,546,990	6,352,702	3.1%

Consolidated Load Factor (%)
Domestic	85.6	82.9	2.7	pts
Atlantic	75.4	79.7	(4.3	)pts
Latin	81.7	84.6	(2.9	)pts

Total Consolidated Load Factor	83.6	82.5	1.1	pts

Consolidated Enplanements
Domestic	4,887,801	4,639,024	5.4%
Atlantic	189,378	197,734	(4.2)%
Latin	361,245	371,377	(2.7)%

Total Consolidated Enplanements	5,438,424	5,208,135	4.4%

YEAR TO DATE

	2013	2012	Change

Consolidated Revenue Passenger Miles (000)
Domestic	16,418,623	15,585,178	5.3%
Atlantic	2,551,875	2,594,744	(1.7)%
Latin	1,967,305	1,889,897	4.1%

Total Consolidated Revenue Passenger Miles	20,937,803	20,069,819	4.3%

Consolidated Available Seat Miles (000)
Domestic	19,409,177	18,828,135	3.1%
Atlantic	3,491,970	3,688,530	(5.3)%
Latin	2,399,576	2,328,151	3.1%

Total Consolidated Available Seat Miles	25,300,723	24,844,816	1.8%

Consolidated Load Factor (%)
Domestic	84.6	82.8	1.8	pts
Atlantic	73.1	70.3	2.8	pts
Latin	82.0	81.2	0.8	pts

Total Consolidated Load Factor	82.8	80.8	2.0	pts

Consolidated Enplanements
Domestic	18,803,570	18,302,020	2.7%
Atlantic	628,268	640,676	(1.9)%
Latin	1,430,691	1,381,314	3.6%

Total Consolidated Enplanements	20,862,529	20,324,010	2.6%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,100 flights per day and serves 198 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,329 airports in 194 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCT)

Forward Looking Statements

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; the impact of extensive government regulation; the impact of heavy taxation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts;

the impact of changing economic and other conditions and seasonality of the Company’s business; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; risks relating to the Company’s anticipated merger with AMR Corporation; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended March 31, 2013 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

-LCC-